Exhibit 99.1

Firefly Neuroscience’s White Paper Unveils BNA™ Platform’s Significant Impact on  Disease Management in 2,253 U.S Patients

The white paper is titled “Brain Network Analytics (BNA) in the Psychiatric Practice: Real-Life Data Analysis”

The analysis involved a cohort of 2,253 patients receiving treatment at a prominent psychiatric and multispecialty clinic in the U.S.

FAIRFAX, Va. and TORONTO, On., March 5, 2024 (GLOBE NEWSWIRE) – Firefly Neuroscience, Inc. (“Firefly”), a pioneering AI company developing innovative neuroscientific solutions to improve outcomes for patients with mental illnesses and neurological disorders, today announced the findings presented in a 2023 white paper “Brain Network Analytics (BNA) in the Psychiatric Practice: Real-Life Data Analysis” by Charlotte Baumeister, Ph.D., with analysis by Offir Laufer, Ph.D. Firefly has entered into an agreement (as amended, the “Merger Agreement”) to merge with WaveDancer, Inc. (“WaveDancer”) (NASDAQ: WAVD), subject to the approval of the stockholders of Firefly and WaveDancer (the “Merger”).

The comprehensive analysis involved a cohort of 2,253 patients receiving treatment at a prominent psychiatric and multispecialty clinic in the United States, utilizing the Company’s Brain Network Analytics software platform (“BNA™ Platform”). This FDA-approved 510(k) tool harnesses vast data sets, including thousands of normative, age-matched electroencephalogram (“EEG”) recordings, empowering clinicians to make informed decisions in therapy and disease management.

The results suggest the transformative potential of the BNA™ Platform to significantly improve psychiatric care. By automating the analysis of EEG data, the BNA™ Platform not only streamlined clinical processes, but also enhanced the clinical journey and outcomes for patients suffering from major depressive disorder (“MDD”), generalized anxiety disorder (“GAD”), and attention deficit hyperactivity disorder (“ADHD”).

Key Research Highlights:

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Enhanced Treatment Compliance: Patients grappling with depression, guided by BNA™ Platform-informed therapy, exhibited a significant 15% rise in adherence to MDD treatment protocols, encompassing both antidepressant medications and transcranial magnetic stimulation.

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Decreased Medication Alteration Necessity: The study demonstrated a noteworthy reduction of over 50% in the percentage of MDD patients required to switch antidepressant medications. This emphasizes the potential of the BNA™ Platform in optimizing medication selection and dosing.

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Amplified Improvements in General Functionality: Individuals diagnosed with MDD, GAD, and ADHD experienced more than double the improvement in their overall general functioning when receiving BNA™ Platform-guided interventions. This suggests that the BNA™ Platform has the potential to enhance patients’ quality of life and daily functioning.

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Elevated Rates of Antidepressant Response: The application of the BNA™ Platform was associated with a notable 10% increase in antidepressant response rates, signaling its capacity to augment the effectiveness of conventional treatment methods.

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Reduction in Non-Responder Rates: Among MDD patients, the study observed a significant 17% decrease in the rate of treatment non-responders, indicating that the BNA™ Platform holds promise in mitigating treatment resistance and increasing positive outcomes.

Jon Olsen, Chief Executive Officer of Firefly, “Our BNA™ Platform, powered by cutting-edge AI, automizes EEG analysis to provide comprehensive insights into brain function. With the potential to revolutionize disease management, enhance treatment outcomes, and improve the overall well-being of patients with mental illnesses and cognitive disorders, we believe the BNA™ Platform can have a transformative impact. Backed by real-world clinical data from 2,253 patients, the societal ramifications are clear - the potential to usher in a new era of improved patient outcomes. Moreover, the BNA™ Platform can lead to substantial cost savings for healthcare systems and payors alike. We believe these findings will pave the way for widespread adoption of the BNA™ Platform into standard patient management protocols.”

About WaveDancer

WaveDancer, based in Fairfax, VA, has been servicing federal and commercial customers since 1979. WaveDancer is in the business of developing and maintaining information technology (“IT”) systems, modernizing client information systems, and performing other IT-related professional services to government and commercial organizations. https://wavedancer.com/

About Firefly

Firefly is a pioneering AI company developing innovative neuroscientific solutions that improve outcomes for patients with mental illnesses and neurological disorders. The BNA™ Platform is a scalable cloud-based platform built on the company’s extensive proprietary database of standardized, high-definition EEG recordings of the brain at rest and during activity, including behavioral data. Firefly’s BNA™ Platform leverages this database to discover useful biomarkers for clinicians and pharmaceutical companies. With a focus on developing state-of-the-art technologies that bridge the gap between neuroscience and clinical practice, Firefly is dedicated to transforming brain health by advancing diagnostic and treatment approaches. https://fireflyneuro.com/

Forward-Looking Statements

Certain statements in this press release and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws concerning WaveDancer, Firefly, the Merger, and other matters. These forward-looking statements include express or implied statements relating to WaveDancer’s and Firefly’s management teams’ expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting WaveDancer, Firefly or the Merger will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond WaveDancer’s or Firefly’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing of the Merger are not satisfied, including the failure to obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the Merger and the ability of each of WaveDancer and Firefly to consummate the Merger; risks related to WaveDancer’s continued listing on the Nasdaq Stock Market until closing of the Merger; risks related to WaveDancer’s and Firefly’s ability to correctly estimate their respective operating expenses and expenses associated with the Merger, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on WaveDancer’s or Firefly’s business relationships, operating results and business generally; costs related to the Merger; the outcome of any legal proceedings that may be instituted against WaveDancer, Firefly or any of their respective directors or officers related to the Merger Agreement or the Mergers contemplated thereby; the ability of WaveDancer or Firefly to protect their respective intellectual property rights; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; legislative, regulatory, political and economic developments; and those factors described under the heading “Risk Factors” in the WaveDancer’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors included in later filings, including any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those factors included under the heading “Risk Factors” in the registration statement on Form S-4 filed by WaveDancer with the SEC, as amended. Should one or more of these risks or uncertainties materialize, or should any of WaveDancer’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Forward-looking statements included in this press release only speak as of the date they are made, and neither WaveDancer nor Firefly undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This press release is not intended to and does not constitute a proxy statement or an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Filed with the SEC

In connection with the Merger, WaveDancer has filed relevant materials with the SEC, including a registration statement on Form S-4, as amended, that contains a proxy statement/prospectus and consent solicitation pertaining to WaveDancer and Firefly. WAVEDANCER AND FIREFLY URGE INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WAVEDANCER, FIREFLY, THE MERGER AND RELATED MATTERS. Investors and stockholders can obtain free copies of the proxy statement/prospectus and consent solicitation and other documents filed by WaveDancer with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that WaveDancer communicates with investors and the public using its website (https://WaveDancer.com) and its investor relations website (https://ir.WaveDancer.com), where anyone can obtain free copies of the proxy statement/prospectus and consent solicitation and other documents filed by WaveDancer with the SEC. Stockholders are urged to read the proxy statement/prospectus and consent solicitation and the other relevant materials before making any voting or investment decision with respect to the Merger.

Participants in the Solicitation

WaveDancer, Firefly, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about WaveDancer’s directors and executive officers is included in WaveDancer’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons, Firefly’s directors and executive officers and their respective interests in the Merger is included in the proxy statement/prospectus and consent solicitation relating to the Merger filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contact Information

WaveDancer
Tim Hannon, CFO
Investors@WaveDancer.com

Investor Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

PH: (212) 896-1254

Valter@KCSA.com